EXHIBIT 99

SUPERIOR BANK FILES $58 MILLION OIL SPILL CLAIM

BIRMINGHAM, ALABAMA - November 23, 2010:  Superior Bancorp (NASDAQ: SUPR) today announced that its subsidiary, Superior Bank, has filed a damage claim of $58 million with the Gulf Coast Claims Facility (GCCF) as a result of the Deepwater Horizon oil spill.

Stan Bailey, Chairman & CEO, stated "The Florida Gulf Coast comprises one of our two primary markets.  This past summer, the Gulf Coast region experienced an ‘economic hurricane’ of epic proportion at a time when the area was poised for a recovery.  This has resulted in additional stresses on our Gulf Coast loan portfolio that have negatively affected Superior’s performance, operations, and shareholder value with particularly negative impacts on customer relationships, real estate appraisals, loan collateral values, loan loss reserves, and loan losses.  Superior believes that it should be entitled to compensation from the GCCF for the financial devastation caused by this tragedy and the adverse impact to the bank.  We have supplied the GCCF with extensive documentation and we expect that our claim will be honored upon review.”

Superior retained the services of O’Sullivan Creel LLP, a Pensacola-based accounting firm, to assist in the calculation of the losses related to this incident.  In June 2010, O’Sullivan Creel LLP developed the O’Sullivan Creel Oil Spill Task Force, which has been instrumental in assisting firms that have sustained damages or loss of income as a result of the Deepwater Horizon Oil Spill.

ABOUT SUPERIOR BANCORP

Superior Bancorp is a $3.2 billion thrift holding company headquartered in Birmingham, and the second largest bank holding company headquartered in Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community bank that currently has 73 branches, with 45 locations throughout the state of Alabama and 28 locations in Florida.  Superior Bank also operates 24 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Some of the disclosures in this release, including any statements preceded by, followed by or which include the words "may," "could," "should," "will," "would," "hope," "might," "believe," "expect," "anticipate," "estimate," "intend," "plan," "assume" or similar expressions constitute forward-looking statements. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality, the adequacy of our allowance for loan losses and other financial data and capital and performance ratios.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond our control). Such forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our reports and registration statements filed with the SEC. The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements: (1) our ability to raise additional capital to meet regulatory requirements set forth in the Orders to Cease and Desist or fund future growth; (2) the adequacy of our allowance for loan losses to cover actual losses and impact of credit risk exposures; (3) greater loan losses than historic levels and increased allowance for loan losses; (4) our ability to comply with any requirements imposed on us and Superior Bank by the Orders to Cease and Desist or additional restrictions imposed by our regulators; (5) restrictions or limitations on our access to funds from Superior Bank; (6) our ability to resolve any regulatory, legal or judicial proceeding on acceptable terms and its effect on our financial condition or results of operations; (7) the effect of natural or environmental disasters, such as, among other things, hurricanes and oil spills, in our geographic markets; (8) the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations; (9) changes in local economic conditions in the markets in which we operate; (10) the continued weakening in the real estate values in the markets in which we operate; (11) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (12) increases in FDIC deposit insurance premiums and assessments; (13) inflation or deflation and interest rate, market and monetary fluctuations; (14) our timely development of new products and services in a changing environment, including the features, pricing and quality compared to the products and services of our competitors; (15) the willingness of users to substitute competitors’ products and services for our products and services; (16) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory requirements or developments; (17) the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; (18) changes in accounting policies, principles and guidelines applicable to us; (19) our focus on lending to small to mid-size community-based businesses, which may increase our credit risk; (20) technological changes; (21) changes in consumer spending and savings habits; (22) the continuing instability in the domestic and international capital markets; (23) the effects on our operations of policy initiatives or laws that have been and may continue to be introduced by the Presidential administration or Congress and related regulatory actions, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder; (24) our ability to successfully integrate the assets, liabilities, customers, systems and management we acquire or merge into our operations; (25) BP’s decision on whether or not to honor our Gulf oil spill claim; and (26) other factors and information contained in reports and other filings we make with the SEC.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.  We do not intend to update our forward-looking information and statements, whether written or oral, to reflect changes. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK (2265).

COMPANY CONTACT:

Tom Jung, Investor Relations, (205) 327-3547